Exhibit 99.1

Pat Conte/Mary Anthes
The Hain Celestial Group, Inc.
516-587-5000

HAIN CELESTIAL ANNOUNCES RECORD SECOND QUARTER FISCAL YEAR 2016 RESULTS

Net Sales Reach $753 Million, an 8% Increase or
11% on a Constant Currency Basis

Earnings Per Diluted Share $0.55, a 28% Increase
Adjusted Earnings Per Diluted Share $0.57, a 6% Increase

Generated $94 Million of Operating Cash Flow

Lake Success, NY, February 1, 2016-The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading organic and natural products company with operations in North America, Europe and India providing consumers with A Healthier Way of Life™, today reported results for its second quarter ended December 31, 2015.

Second Quarter Performance Highlights

•
Record net sales of $752.6 million, an 8% increase, or 11% on a constant currency basis, over prior year net sales of $696.4 million. Net sales were impacted by $18.3 million as a result of foreign exchange rate movements versus a year ago.

•	Earnings per diluted share of $0.55, a 28% increase; adjusted earnings per diluted share of $0.57, a 6% increase. Foreign currencies impacted reported results by $0.01 per diluted share.

•	Record operating income of $87.7 million, 11.7% of net sales; adjusted operating income of $92.9 million, 12.3% of net sales.

•	Strong operating cash flow of $93.9 million, an increase of 82% over the prior year quarter.

“Our record net sales reflect the continuing strong performance from the United Kingdom and Rest of World segments, which collectively grew 12% in constant currency and the Hain Pure Protein Corporation segment (“HPPC”), which grew 21% excluding the acquisition of Empire®. Our strong sales growth was impacted in the quarter primarily by reductions in inventories at certain customers in the United States segment,” said Irwin D. Simon, Founder, President and Chief Executive Officer of Hain Celestial. “We were able to deliver these strong results, reflecting our global diversified business model across Hain Celestial’s organic and natural brands, product categories, customers and geographies.”

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

Second Quarter 2016
The United States segment reported second quarter net sales of $342.3 million. In the United Kingdom segment, net sales were $194.2 million. HPPC reported net sales of $141.7 million, and the Rest of World segment reported net sales of $74.4 million. The Company had strong branded sales in constant currency led by Plainville Farms®, Tilda®, Ella’s Kitchen®, Sun-Pat®, The Greek Gods®, Alba Botanica® and Avalon Organics®. Net sales of Empire®, Kosher Valley®, Joya® and Live Clean® brands acquired after the second quarter of fiscal year 2015 also contributed to the sales growth.

The Company earned net income of $56.9 million, a 28% increase, and adjusted net income of $59.2 million, a 7% increase, compared to the prior year period. Earnings per diluted share for the second quarter were $0.55, a 28% increase compared to the prior year period. On an adjusted basis earnings per diluted share for the second quarter were $0.57, a 6% increase compared to the prior year period. Refer to Non-GAAP Financial Measures in this press release for reconciliations.

“Hain Celestial continues to be at the forefront of the evolution around changing consumer trends in consumer packaged goods with a strong global brand portfolio in key growth categories. We are uniquely positioned to satisfy the health and wellness needs of consumers with our leading natural and organic products as we work to deliver increased shareholder value,” concluded Irwin Simon.

Fiscal Year 2016 Guidance
The Company reiterated its fiscal year 2016 guidance expectations of:

•	Total net sales range of $2.90 billion to $3.04 billion, an increase of approximately 7% to 12% as compared to fiscal year 2015, and

•	Earnings per diluted share range of $1.95 to $2.10, an increase of approximately 4% to 12% as compared to fiscal year 2015.

With respect to the cadence of the second half of the Company’s fiscal year financial results, the Company expects net sales to be slightly lower in the third quarter as compared to the fourth quarter, while 42% to 46% of the Company’s second half earnings will be in the third quarter and the balance in the fourth quarter.

Guidance is provided on a non-GAAP basis and excludes acquisition-related expenses, integration and restructuring charges, start-up costs, unrealized net foreign currency gains or losses, reserves for litigation matters and other non-recurring items, including any product recalls or market withdrawals, that have been or may be incurred during the Company’s fiscal year 2016, which the Company will continue to identify as it reports its future financial results. Guidance excludes the impact of any future acquisitions.

Segment Results
The Company’s operations are managed into the following segments: United States, United Kingdom, HPPC and Rest of World (comprised of Canada and Continental Europe).

The following is a summary of results for the three and six months ended December 31, 2015 by reportable segment:

(dollars in thousands)	United States	United Kingdom	Hain Pure Protein	Rest of World	Corporate / Other	Total
NET SALES
Net sales - Three months ended 12/31/15 [1]	$342,298	$194,226	$141,706	$74,359	$—	$752,589

Net sales - Three months ended 12/31/14	$353,969	$200,797	$86,216	$55,401	$—	$696,383
Non-GAAP Adjustments [2]	$5,331	$—	$—	$—	$—	$5,331
Adjusted net sales - Three months ended 12/31/14	$359,300	$200,797	$86,216	$55,401	$—	$701,714

% change - FY'16 net sales vs. FY'15 adjusted net sales	(4.7)%	(3.3)%	64.4%	34.2%		7.3%

OPERATING INCOME
Three months ended 12/31/15
Operating income	$50,221	$18,768	$18,125	$4,689	$(4,081)	$87,722
Non-GAAP Adjustments [2]	$1,800	$—	$841	$—	$2,498	$5,139
Adjusted operating income	$52,021	$18,768	$18,966	$4,689	$(1,583)	$92,861
Adjusted operating income margin	15.2%	9.7%	13.4%	6.3%		12.3%

Three months ended 12/31/14
Operating income	$55,591	$12,263	$7,715	$5,613	$(7,170)	$74,012
Non-GAAP Adjustments [2]	$7,555	$5,189	$—	$—	$627	$13,371
Adjusted operating income	$63,146	$17,452	$7,715	$5,613	$(6,543)	$87,383
Adjusted operating income margin	17.6%	8.7%	8.9%	10.1%		12.5%

(1) There were no Non-GAAP adjustments to net sales for the three months ended 12/31/15
(2) See accompanying table of "Reconciliation of GAAP Results to Non-GAAP Measures"

(dollars in thousands)	United States	United Kingdom	Hain Pure Protein	Rest of World	Corporate / Other	Total
NET SALES
Net sales - Six months ended 12/31/15 [1]	$673,511	$359,580	$265,694	$140,992	$—	$1,439,777

Net sales - Six months ended 12/31/14	$690,884	$373,076	$156,886	$106,794	$—	$1,327,640
Non-GAAP Adjustments [2]	$15,773	$—	$—	$928	$—	$16,701
Adjusted net sales - Six months ended 12/31/14	$706,657	$373,076	$156,886	$107,722	$—	$1,344,341

% change - FY'16 net sales vs. FY'15 adjusted net sales	(4.7)%	(3.6)%	69.4%	30.9%		7.1%

OPERATING INCOME
Six months ended 12/31/15
Operating income	$94,687	$28,972	$28,396	$6,784	$(13,649)	$145,190
Non-GAAP Adjustments [2]	$3,897	$1,020	$886	$514	$4,592	$10,909
Adjusted operating income	$98,584	$29,992	$29,282	$7,298	$(9,057)	$156,099
Adjusted operating income margin	14.6%	8.3%	11.0%	5.2%		10.8%

Six months ended 12/31/14
Operating income	$85,181	$17,858	$11,534	$6,248	$(17,982)	$102,839
Non-GAAP Adjustments [2]	$30,358	$8,164	$140	$2,187	$2,496	$43,345
Adjusted operating income	$115,539	$26,022	$11,674	$8,435	$(15,486)	$146,184
Adjusted operating income margin	16.4%	7.0%	7.4%	7.8%		10.9%

(1) There were no Non-GAAP adjustments to net sales for the six months ended 12/31/15
(2) See accompanying table of "Reconciliation of GAAP Results to Non-GAAP Measures"

Webcast
Hain Celestial will host a conference call and webcast at 4:30 PM Eastern Time today to review its second quarter fiscal year 2016 results. The conference call will be webcast and available under the Investor Relations section of the Company’s website at www.hain.com.

The Hain Celestial Group, Inc.
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company with operations in North America, Europe and India. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Ella’s Kitchen®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Casbah®, Rudi’s Organic Bakery®, Gluten Free Café™, Hain Pure Foods®, Spectrum®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, BluePrint®, FreeBird®, Plainville Farms®, Empire®, Kosher Valley®, Yves Veggie Cuisine®, Europe’s Best®, Cully & Sully®, New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Farmhouse Fare®, Hartley’s®, Sun-Pat®, Gale’s®, Robertson’s®, Frank Cooper’s®, Linda McCartney®, Lima®, Danival®, Joya®, Natumi®, GG UniqueFiber®, Tilda®, JASON®, Avalon Organics®, Alba Botanica®, Live Clean® and Queen Helene®. Hain Celestial has been providing A Healthier Way of Life™ since 1993. For more information, visit www.hain.com.

Safe Harbor Statement
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions based on expectations and projections about future events, and are not statements of historical fact. You can identify forward-looking statements by the use of forward-looking terminology such as “plan”, “continue”, “expect”, “anticipate”, “intend”, “predict”, “project”, “estimate”, “likely”, “believe”, “might”, “seek”, “may”, “remain”, “potential”, “can”, “should”, “could”, “future” and similar expressions, or the negative of those expressions. These forward-looking statements include the Company’s beliefs or expectations relating to the Company’s guidance for net sales and earnings per diluted share for fiscal year 2016. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, general economic and financial market conditions; competition; our ability to respond to changes and trends in customer and consumer demand, preferences and consumption; our reliance on third party distributors, manufacturers and suppliers; the consolidation or loss of a significant customer; our ability to introduce new products and improve existing products; availability and retention of key personnel; our ability to effectively integrate our acquisitions; our ability to successfully consummate any proposed divestitures; liabilities arising from potential product recalls, market withdrawals or product liability claims; outbreaks of diseases or food-borne illnesses; potential litigation; the availability of organic and natural ingredients; our ability to manage our supply chain effectively; changes in fuel, raw material and commodity costs; effects of climate change on our business and operations; our ability to offset input cost increases; the interruption, disruption or loss of operations at one or more of our manufacturing facilities; the loss of one or more of our independent co-packers; the disruption of our transportation systems; risks associated with expansion into countries in which we have no prior operating experience; risks associated with our international sales and operations, including foreign currency risks; impairment in the carrying value of our goodwill or other intangible assets; our ability to use our trademarks; reputational damage; changes in, or the failure to comply with, government laws and regulations; liabilities or claims with respect to environmental matters; our reliance on independent certification for our products; a breach of security measures; our reliance on our information technology systems; effects of general global capital and credit market issues on our liquidity and cost of borrowing; potential liabilities not covered by insurance; the ability of joint venture investments to successfully execute business plans; dilution in the value of our common shares; and the other risks detailed from time-to-time in the Company’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended June 30, 2015. As a result of the foregoing and other factors, no assurance can be given as to the future results, levels of activity and achievements of the Company, and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including adjusted operating income, adjusted income, adjusted income per diluted share, adjusted EBITDA (defined below) and operating free cash flow. The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are presented in the tables “Reconciliation of GAAP Results to Non-GAAP Measures” for the three months and six months ended December 31, 2015 and 2014 and in the paragraphs below. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company’s Consolidated Statements of Income presented in accordance with GAAP.

The Company defines adjusted EBITDA as net income (a GAAP measure) before income taxes, net interest expense, depreciation and amortization, impairment of long lived assets, equity in the earnings of non-consolidated affiliates, stock based compensation, acquisition-related expenses, including integration and restructuring charges, and other non-recurring items. The Company’s management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses this measure for reviewing the financial results of the Company and as a component of performance-based executive compensation.

For the three and six months ended December 31, 2015 and 2014, adjusted EBITDA was calculated as follows:

	3 Months Ended		6 Months Ended
	12/31/2015	12/31/2014	12/31/2015	12/31/2014
	(dollars in thousands)
Net Income	$56,947	$44,575	$88,249	$63,430
Income taxes	21,379	20,931	35,761	26,997
Interest expense, net	5,416	5,882	11,132	11,974
Depreciation and amortization	15,843	14,322	31,409	28,902
Equity in earnings of affiliates	31	(308)	(53)	(328)
Stock based compensation	4,010	3,060	7,279	5,999
Subtotal	$103,626	$88,462	$173,777	$136,974
Adjustments (a)	5,255	13,371	10,821	38,012
Adjusted EBITDA	$108,881	$101,833	$184,598	$174,986

(a) The adjustments include all adjustments in the table "Reconciliation of GAAP Results to Non-GAAP Measures" except for unrealized currency impacts, gain on disposal of investment held for sale, interest accretion and other items, net and taxes.

The Company defines Operating Free Cash Flow as cash provided from or used in operating activities (a GAAP measure) less capital expenditures. The Company views operating free cash flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments. For the six months ended December 31, 2015 and 2014, operating free cash flow was calculated as follows:

	Six Months Ended
	12/31/2015	12/31/2014
	(dollars in thousands)
Cash flow provided by operating activities	$99,644	$54,251
Purchases of property, plant and equipment	(41,177)	(25,766)
Operating free cash flow	$58,467	$28,485

Our operating free cash flow was $58.5 million for the six months ended December 31, 2015, an increase of $30.0 million from the six months ended December 31, 2014. The increase in operating free cash flow primarily resulted from an increase in net income and other non-cash items. This was offset partially by an increase in our capital expenditures principally related to the purchase of a new factory location and production equipment in the HPPC segment to accommodate current demand, as well as the expansion of production lines at both our ready-to-heat rice facility in the United Kingdom and our plant-based beverage facilities in Europe to accommodate new products and increased volume.

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(In thousands)

	December 31,	June 30,
	2015	2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$177,100	$166,922
Accounts receivable, net	350,408	320,197
Inventories	403,318	382,211
Deferred income taxes	21,027	20,758
Prepaid expenses and other current assets	49,513	42,931
Total current assets	1,001,366	933,019

Property, plant and equipment, net	382,830	344,262
Goodwill, net	1,219,725	1,136,079
Trademarks and other intangible assets, net	659,267	647,754
Investments and joint ventures	20,214	2,305
Other assets	33,458	33,851
Total assets	$3,316,860	$3,097,270

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$280,042	$251,999
Accrued expenses and other current liabilities	89,965	79,167
Current portion of long-term debt	41,552	31,275
Total current liabilities	411,559	362,441

Long-term debt, less current portion	940,462	812,608
Deferred income taxes	145,984	145,297
Other noncurrent liabilities	4,830	5,237
Total liabilities	1,502,835	1,325,583

Stockholders' equity:
Common stock	1,066	1,058
Additional paid-in capital	1,103,357	1,073,671
Retained earnings	885,763	797,514
Accumulated other comprehensive loss	(107,577)	(42,406)
Subtotal	1,882,609	1,829,837
Treasury stock	(68,584)	(58,150)
Total stockholders' equity	1,814,025	1,771,687

Total liabilities and stockholders' equity	$3,316,860	$3,097,270

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Income
(unaudited and in thousands, except per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014

Net sales	$752,589	$696,383	$1,439,777	$1,327,640
Cost of sales	575,026	529,056	1,110,167	1,034,469
Gross profit	177,563	167,327	329,610	293,171

Selling, general and administrative expenses	82,607	88,621	168,861	179,544
Amortization/impairment of acquired intangibles	4,736	4,303	9,408	8,813
Acquisition related expenses, restructuring and integration charges, net	2,498	391	6,151	1,975

Operating income	87,722	74,012	145,190	102,839

Interest expense and other expenses, net	9,365	8,814	21,233	12,740
Income before income taxes and equity in earnings of equity-method investees	78,357	65,198	123,957	90,099
Provision for income taxes	21,379	20,931	35,761	26,997
Equity in net loss (income) of equity-method investees	31	(308)	(53)	(328)

Net income	$56,947	$44,575	$88,249	$63,430

Net income per common share:
Basic	$0.55	$0.44	$0.86	$0.63
Diluted	0.55	0.43	0.85	0.62

Weighted average common shares outstanding:
Basic	103,017	101,267	102,912	100,975
Diluted	104,161	103,226	104,209	102,941

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited and in thousands, except per share amounts)

	Three Months Ended December 31,
	2015 GAAP	Adjustments	2015 Adjusted	2014 Adjusted

Net sales	$752,589	$—	$752,589	$701,714
Cost of sales	575,026	(841)	574,185	523,967
Gross profit	177,563	841	178,404	177,747

Selling, general and administrative expenses	82,607	(1,800)	80,807	86,061
Amortization/impairment of acquired intangibles	4,736	—	4,736	4,303
Acquisition related expenses, restructuring and integration charges, net	2,498	(2,498)	—	—
Operating income	87,722	5,139	92,861	87,383
Interest and other expenses, net	9,365	(2,980)	6,385	6,188
Income before income taxes and equity in earnings of equity-method investees	78,357	8,119	86,476	81,195
Provision for income taxes	21,379	5,900	27,279	25,985
Equity in net loss (income) of equity-method investees	31	—	31	(308)
Net income	$56,947	$2,219	$59,166	$55,518

Net income per common share:
Basic	$0.55	$0.02	$0.57	$0.55
Diluted	$0.55	$0.02	$0.57	$0.54

Weighted average common shares outstanding:
Basic	103,017		103,017	101,267
Diluted	104,161		104,161	103,226

	FY 2016		FY 2015
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision

Nut butter recall	$—	$—	$5,331	$2,026
Net sales	—	—	5,331	2,026

HPPC production interruption related to chiller breakdown	841	320	—	—
Nut butter recall	—	—	(496)	(188)
Fakenham inventory allowance for fire	—	—	900	187
UK factory start-up costs	—	—	3,289	682
Acquisition related integration costs	—	—	1,396	364
Cost of sales	841	320	5,089	1,045

Celestial Seasonings marketing support related to new packaging launch and Keurig transition	1,800	684	—	—
Nut butter recall	—	—	2,432	924
Litigation expenses	—	—	128	49
Selling, general and administrative expenses	1,800	684	2,560	973

Acquisition related fees and expenses, integration and restructuring charges, including severance	2,498	549	391	142
Acquisition related expenses, restructuring and integration charges, net	2,498	549	391	142

Unrealized currency impacts	2,764	980	2,626	868
HPPC chiller disposal	216	82	—	—
Interest and other expenses, net	2,980	1,062	2,626	868

UK tax rate change impact on deferred taxes and uncertain tax position reserve	—	3,285	—	—
Provision for income taxes	—	3,285	—	—

Total adjustments	$8,119	$5,900	$15,997	$5,054

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited and in thousands, except per share amounts)

	Six Months Ended December 31,
	2015 GAAP	Adjustments	2015 Adjusted	2014 Adjusted

Net sales	$1,439,777	$—	$1,439,777	$1,344,341
Cost of sales	1,110,167	(2,524)	1,107,643	1,015,338
Gross profit	329,610	2,524	332,134	329,003

Selling, general and administrative expenses	168,861	(2,234)	166,627	174,007
Amortization/impairment of acquired intangibles	9,408	—	9,408	8,812
Acquisition related expenses, restructuring and integration charges, net	6,151	(6,151)	—	—
Operating income	145,190	10,909	156,099	146,184
Interest and other expenses, net	21,233	(7,443)	13,790	12,490
Income before income taxes and equity in earnings of equity- method investees	123,957	18,352	142,309	133,694
Provision for income taxes	35,761	9,276	45,037	43,827
Equity in net loss (income) of equity-method investees	(53)	—	(53)	(328)
Net income	$88,249	$9,076	$97,325	$90,195

Net income per common share:
Basic	$0.86	$0.09	$0.95	$0.89
Diluted	$0.85	$0.08	$0.93	$0.88

Weighted average common shares outstanding:
Basic	102,912		102,912	100,975
Diluted	104,209		104,209	102,941

	FY 2016		FY 2015
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision

Nut butter recall	$—	$—	$15,773	$5,994
European non-dairy beverage withdrawal	—	—	928	316
Net sales	—	—	16,701	6,310

HPPC production interruption related to chiller breakdown	841	320	—	—
US warehouse consolidation project	426	162	—	—
Nut butter recall	—	—	9,428	3,583
European non-dairy beverage withdrawal	—	—	1,259	428
Fakenham inventory allowance for fire	—	—	900	187
UK factory start-up costs	743	149	6,021	1,249
Acquisition related integration costs	514	155	1,523	390
Cost of sales	2,524	786	19,131	5,837

Celestial Seasonings marketing support related to new packaging launch and Keurig transition	2,004	762	—	—
Tilda fire insurance recovery costs	230	46	—	—
Nut butter recall	—	—	4,909	1,864
Litigation expenses	—	—	373	142
Acquisition related integration costs	—	—	256	77
Selling, general and administrative expenses	2,234	808	5,538	2,083

Acquisition related fees and expenses, integration and restructuring charges, including severance	6,151	1,929	1,694	637
Contingent consideration expense	—	—	281	—
Acquisition related expenses, restructuring and integration charges, net	6,151	1,929	1,975	637

Unrealized currency impacts	7,227	2,386	5,816	1,933
Gain on disposal of investment held for sale	—	—	(311)	—
Gain on pre-existing investment in HPPC	—	—	(5,334)	—
Interest accretion and other items, net	—	—	79	30
HPPC chiller disposal	216	82	—	—
Interest and other expenses, net	7,443	2,468	250	1,963

UK tax rate change impact on deferred taxes and uncertain tax position reserve	—	3,285	—	—
Provision for income taxes	—	3,285	—	—

Total adjustments	$18,352	$9,276	$43,595	$16,830